UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2023

EBIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15946	77-0021975
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Ebix Way, Johns Creek, Georgia	30097
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (678) 281-2020

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value per share	EBIX	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 23, 2023 (the “Effective Date”), Ebix, Inc. (the “Company”) and certain of its subsidiaries entered into Amendment No. 14 to Credit Documents (“Amendment No. 14”), relating to its existing (i) Credit Agreement, dated as of August 5, 2014 (as amended through and including that certain Amendment No. 13 dated February 21, 2023 and as further amended and otherwise modified from time to time, the “Credit Agreement”), among the Company, as borrower, its subsidiaries party thereto from time to time as guarantors, Regions Bank, as administrative agent and collateral agent, and the lenders party thereto from time to time (the “Lenders”) and (ii) Pledge Agreement, dated as of August 5, 2014 (as amended from time to time), among the Company and its subsidiaries party thereto from time to time as pledgors and Regions Bank, as collateral agent for the secured parties.

Amendment No. 14 provides for, among other things, an extension of the maturity date from May 23, 2023 to September 30, 2023 for both the revolving line of credit (the “Revolver”) and the term loan (the “Term Loan”) each as existing under the Credit Agreement. Pursuant to Amendment No. 14, the Company will pay each Lender a customary consent fee, which will be earned on the Effective Date and payable over time and partially waived if certain conditions are met, and will make a principal payment on the Term Loan in the aggregate amount of $5 million on June 30, 2023. Amendment No. 14 (i) increases the applicable margin for the facilities under the Credit Agreement to (x) 7.50% per annum for SOFR loans and letter of credit fees, (y) 6.50% per annum for base rate loans, (ii) and further increases the applicable margin for the facilities under the Credit Agreement on August 31, 2023 to (x) 8.00% per annum for SOFR loans and letter of credits fees, and (y) 7.00% per annum for base rate loans.

Amendment No. 14 provides for a grant to the Lenders of perfected, first-priority security interests in certain additional collateral, and a guarantee for the benefit of the Lenders from certain of the Company’s direct and indirect subsidiaries.

Amendment No. 14 also specifically provides for the application of a certain percentage of the proceeds from certain liquidity events. These events include the mandatory public opening of subscription to investors of the shares of the Company’s subsidiary EbixCash Limited (the “EbixCash IPO”) on the Indian stock market by July 31 2023, and the application of the proceeds from (i) the EbixCash IPO, (ii) the monetization of certain Company’s assets, if any, and (iii) the issuance of additional debt and/or securities, if any, to outstanding Revolver and Term Loan principal and interest obligations.

The foregoing description of Amendment No. 14 is qualified in its entirety by reference to the full text of Amendment No. 14, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure

On May 24, 2023, the Company issued a press release (the “Press Release”) announcing the effectiveness of Amendment No. 14. The Press Release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 14 to Credit Documents dated as of May 23, 2023, entered into by and among Ebix, Inc, as Borrower, certain subsidiaries of the Company party thereto, as Guarantors, Regions Bank, as Administrative Agent and Collateral Agent, and the lenders party thereto.

99.1	Press Release dated May 24, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EBIX, INC.

Date: May 24, 2023	By:	/s/ Charles Harrell
	Name:	Charles Harrell
	Title:	General Counsel